EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-4412) of Paradigm Technology, Inc. of our report dated January 23, 1997, except as to the second paragraph of Note 14, which is as of February 21, 1997, appearing on page 36 of this Annual Report on Form 10-K.




Price Waterhouse LLP

San Jose, California
March 10, 1997